Exhibit 10.52

SECOND AMENDMENT TO LETTER AGREEMENT

THIS SECOND AMENDMENT TO LETTER AGREEMENT (the “Amendment”), made and entered into as of the 23 day of March, 2012 by and between ZBB ENERGY CORPORATION, a Wisconsin corporation, hereinafter referred to as the “Corporation,” and DANIEL NORDLOH, hereinafter referred to as “you” or the “Employee.”

W I T N E S S E T H:

WHEREAS, the Corporation and the Employee are parties to a Letter Agreement dated April 29, 2010, as amended by the First Amendment to Letter Agreement dated April 28, 2011  (the “Letter Agreement”); and

WHEREAS, the Corporation and the Employee desire to amend the Letter Agreement in the manner set forth herein.

NOW, THEREFORE, the Corporation and the Employee, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

1. Defined Terms  Any capitalized terms in this Amendment that are not defined herein shall have the meaning assigned to them in the Letter Agreement.

2. Position.  Section 1 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

•
Effective November 7, 2011, you will serve as the Corporation’s Executive Vice President of Global Business Development reporting to the Corporation’s CEO.  Your services shall be performed primarily in Menomonee Falls, Wisconsin.  You acknowledge and agree that you will be required to travel in connection with the performance of your job duties.

•
Nothing in this Letter Agreement will be construed as conferring upon you any right to remain employed by the Corporation or any of its subsidiaries or affiliates, or affect the right of the Corporation or any of its affiliates to terminate your employment at any time, for any reason or no reason, subject to the obligations contained in this Letter Agreement.

3. Salary  Section 2 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

•
Effective September 1, 2011, you will be entitled to an annual salary of $180,000, payable in accordance with ZBB’s normal salaried payroll practices.  The CEO will review, at least annually, your overall compensation with a view to increasing it if, in the sole judgment of the CEO, the performance of ZBB or your services merit such an increase.

•	ZBB shall be entitled to withhold from amounts to be paid to you hereunder any federal, state, or local withholding or other taxes or charges which it is required to withhold under applicable law.

4. Term

  Section 3 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

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Effective March 23, 2012, the term of the Letter Agreement shall, except as may otherwise be subject to termination in Section 6 of the Letter Agreement, continue through December 31, 2014, subject to renewal as described below.

•
The term of this Letter Agreement shall renew automatically for successive terms of one year each unless either party elects not to renew the Letter Agreement by delivery of written notice to the other party not less than ninety (90) calendar days prior to the end of the then current term.  If the Letter Agreement is renewed, the terms of the Letter Agreement during such renewal term shall be the same as the terms in effect immediately prior to such renewal, subject to any such changes or modifications as mutually may be agreed between the parties as evidenced in a written instrument signed by you and the Corporation.

5. Incentive Compensation Section 4 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

•	You will be eligible to participate in the ZBB Energy 2010 Omnibus Plan (“Plan”) in accordance with and subject to the terms of the Plan.

•
You will be eligible to receive a Management By Objective Bonus (“MBO Bonus”) of up to the maximum gross amount of $50,000 (Fifty Thousand Dollars and Zero Cents) per fiscal year, the terms and conditions and actual award of which shall be determined solely by the Corporation and is subject to approval by the Corporation’s Compensation Committee.  The Corporation will provide you with the Annual MBO Bonus targets in separate correspondence to you.  New fiscal MBO Bonus targets will be set by the Corporation each fiscal year.

6. Letter Agreement in Full Force and Effect  Except as amended hereby, the Letter Agreement shall be unchanged and shall remain in full force and effect in all respects in accordance with the terms and conditions thereof.  From and after the date hereof, all references to the Letter Agreement shall be deemed to be references to the Letter Agreement as amended hereby.

7. Restrictive Covenant Agreement  Employee acknowledges and agrees that he is bound by the ZBB Corporation Restrictive Covenant Agreement to which he is a party, and nothing in this agreement shall be interpreted to supersede or limit his obligations under such agreement.

8. Addendum to Employment Agreement.  This Amendment shall supersede and replace in its entirety the August 29, 2011 Addendum to Employment Agreement signed by the Corporation’s CEO.

9. Binding Effect  This Amendment shall be binding upon the parties hereto, their respective legal representatives, successors, heirs, and assigns.

10. Governing Law This Amendment and all questions of its interpretation, performance, enforceability, and the rights and remedies of the parties hereto shall be governed by and determined in accordance with the internal laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day, month, and year first above written.

CORPORATION:

ZBB ENERGY CORPORATION

By:
(Title)

EMPLOYEE:

Daniel Nordloh